Vacasa Releases Record Second Quarter 2022 Results
Second quarter Revenue grew 31% year-over-year to $310 million
Second quarter Gross Booking Value grew 32% year-over-year to $676 million
Raises full year 2022 Revenue and Adjusted EBITDA guidance and continues to expect Adjusted EBITDA profitability for full year 2023

PORTLAND, Ore. (August 10, 2022) — Vacasa (Nasdaq: VCSA), North America’s leading vacation rental management platform, today announced its financial results for the quarter ended June 30, 2022, provided a business update, and posted a shareholder letter with management commentary and a review of the financial results on its investor relations website.

“We experienced strong guest demand during the second quarter and July that has continued into August, capping off another strong peak season for our homeowners,” said Matt Roberts, Chief Executive Officer of Vacasa. “We also welcomed thousands of new homeowners to Vacasa during the quarter, extending our industry-leading scale. We believe Vacasa’s technology-enabled local operations, our proprietary yield optimization, and commitment to hospitality creates a truly differentiated value proposition for homeowners, making us the vacation rental manager of choice in the destinations where we operate."

Financial and Business Highlights

•Revenue and Adjusted EBITDA Ahead of Guidance Ranges. For the second quarter 2022, Vacasa generated $676 million of Gross Booking Value, up 32% year-over-year, driving Revenue of $310 million, up 31% year-over-year, ahead of its guidance range of $280 million to $290 million. Net Income was $10 million and Adjusted EBITDA was negative $2 million, ahead of Vacasa’s guidance range of negative $20 million to negative $15 million.

•Added Thousands of New Homes to the Platform. Vacasa welcomed thousands of new homeowners during the second quarter through its individual sales and portfolio approaches. Vacasa remains on track to increase its homes under management by about 30% during 2022 with the individual approach accounting for the majority of new home additions.

•Strengthened Technology Advantage. Vacasa’s teams have successfully implemented several enterprise technology solutions including a new customer relationship management system and an integrated communications platform. Vacasa believes its significant scale uniquely positions it to leverage these tools to complement internally built technologies and support its long-term growth ambitions.

•Raising Full Year 2022 Financial Guidance and Continuing to Expect 2023 Adjusted EBITDA Profitability. Following a strong second quarter and current booking trends, Vacasa is raising its full year 2022 Revenue and Adjusted EBITDA guidance. Vacasa continues to expect to achieve Adjusted EBITDA profitability for the full year 2023.

"We delivered second quarter Revenue and Adjusted EBITDA ahead of our guidance as a result of favorable guest demand and exceptional execution by our employees," said Jamie Cohen, Chief Financial Officer of Vacasa. “With July complete and high visibility into August, two of our seasonally strongest months, we are raising our full year 2022 Revenue and Adjusted EBITDA guidance. As we look ahead, we are confident we can strike an appropriate balance between growth and profitability and continue to expect to reach Adjusted EBITDA profitability for the full year 2023."

Second Quarter 2022 Financial Results and Key Business Metrics1
Second Quarter 2022 Financial Results as compared to Second Quarter 2021:
•Revenue was $310 million, a 31% year-over-year increase.
•Net Income was $10 million, compared to a Net Loss of $20 million.
•Adjusted EBITDA was negative $2 million, compared to positive $6 million.

Second Quarter 2022 Key Business Metrics Results1 as compared to Second Quarter 2021:
•Gross Booking Value was $676 million, a 32% year-over-year increase.
•Nights Sold were 1.6 million, a 17% year-over-year increase.
•Gross Booking Value per Night Sold was $411, a 13% year-over-year increase.

Financial Guidance
As of today, Vacasa is providing the following guidance for the third quarter and full year 2022.

	Third Quarter 2022	Full Year 2022
(in millions)
Revenue	$385 - $395	$1,165 - $1,185
Adjusted EBITDA	$55 - $60	$(7) - $0

Second Quarter 2022 Financial Results Conference Call
Vacasa will host a conference call at 2:00 p.m. PT / 5:00 p.m. ET today to discuss the second quarter 2022 financial results and provide a business update. A link to the live webcast and supplemental information will be made available on Vacasa’s Investor Relations website at investors.vacasa.com. A replay of the webcast will be available for one year beginning approximately two hours after the close of the call.

About Vacasa
Vacasa is the leading vacation rental management platform in North America, transforming the vacation rental experience by integrating purpose-built technology with expert local and national teams. Homeowners enjoy earning significant incremental income on one of their most valuable assets, delivered by the company’s unmatched technology that adjusts rates in real time to maximize revenue. Guests can relax comfortably in Vacasa’s 35,000+ homes across more than 400 destinations in North America, Belize and Costa Rica, knowing that 24/7 support is just a phone call away. In addition to enabling guests to search, discover and book its properties on Vacasa.com and the Vacasa Guest App, Vacasa provides valuable, professionally managed inventory to top channel partners, including Airbnb, Booking.com and Vrbo.

For more information, visit https://www.vacasa.com/press.

1For information about how we define the non-GAAP financial measures and Key Business Metrics used in this earnings release, see “Use of Non-GAAP Financial Measures” and “Key Business Metrics,” respectively, below.

Forward-Looking Statements
Certain statements made in this press release are considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect Vacasa’s current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements.

Due to known and unknown risks, actual results may differ materially from Vacasa’s expectations and projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: Vacasa’s ability to achieve profitability; Vacasa’s ability to manage and sustain its growth; the effects of the novel coronavirus (COVID-19) pandemic, including as a result of new strains or variants of the virus, on Vacasa’s business, the travel industry, travel trends, and the global economy generally; the effects of global economic and capital markets conditions, such as rising energy prices, inflation and interest rates, on Vacasa’s business, the travel industry, travel trends, and the global economy generally; Vacasa’s expectations regarding its financial performance, including its revenue, costs, and Adjusted EBITDA; Vacasa’s ability to attract and retain homeowners and guests; Vacasa’s ability to compete in its industry; Vacasa’s expectations regarding the resilience of its model, including in areas such as domestic travel, short-distance travel, and travel outside of top cities; the effects of seasonal trends on its results of operations; Vacasa’s ability to make required payments under its credit agreement and to comply with the various requirements of its indebtedness; Vacasa’s ability to effectively manage its exposure to fluctuations in foreign currency exchange rates; the anticipated increase in expenses associated with being a public company; anticipated trends, developments, and challenges in Vacasa’s industry, business, and the highly competitive markets in which it operates; the sufficiency of Vacasa’s cash and cash equivalents to meet its liquidity needs; Vacasa’s ability to anticipate market needs or develop new or enhanced offerings and services to meet those needs; Vacasa’s ability to expand into new markets and businesses, expand its range of homeowner services and pursue strategic acquisition and partnership opportunities; Vacasa’s ability to acquire and integrate companies and assets; Vacasa’s ability to manage expansion into international markets; Vacasa’s ability to stay in compliance with laws and regulations, including tax laws, that currently apply or may become applicable to its business both in the United States and internationally and its expectations regarding various laws and restrictions that relate to its business; Vacasa’s expectations regarding its tax liabilities and the adequacy of its reserves; Vacasa’s ability to effectively manage its growth and expand its infrastructure and maintain its corporate culture; Vacasa’s ability to identify, recruit, and retain skilled personnel, including key members of senior management; the effects of labor shortages and increases in wage and labor costs in its industry; the safety, affordability, and convenience of Vacasa’s platform and its offerings; Vacasa’s ability to keep pace with technological and competitive developments; Vacasa’s ability to maintain and enhance brand awareness; Vacasa’s ability to successfully defend litigation brought against it and its ability to secure adequate insurance coverage to protect the business and operations; and Vacasa’s ability to maintain, protect, and enhance its intellectual property.

You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Vacasa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as updated by its other reports filed with the SEC, including, but not limited to, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Use of Non-GAAP Financial Measures
This press release includes Adjusted EBITDA, Non-GAAP cost of revenue, Non-GAAP operations and support expense, Non-GAAP technology and development expense, Non-GAAP sales and marketing expense and Non-GAAP general and administrative expense (collectively, the “Non-GAAP Financial Measures”), which are financial measures that are not defined by or presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Reconciliation of the Non-GAAP Financial Measures to their most directly comparable GAAP measure is contained in tabular format below. We use the Non-GAAP Financial Measures to evaluate our performance, identify trends, formulate financial projections, and make strategic decisions.

Adjusted EBITDA is defined as net income (loss) excluding: (1) depreciation and acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable; (2) interest income and expense; (3) any other income or expense not earned or incurred during our normal course of business; (4) any income tax benefit or expense; (5) equity-based compensation costs; (6) one-time costs related to strategic business combinations; and (7) restructuring costs. We calculate each of Non-GAAP costs of revenue, Non-GAAP operations and support expense, Non-GAAP technology and development expense, Non-GAAP sales and marketing expenses and Non-GAAP general and administrative expense by excluding, as applicable, the non-cash expenses arising from the grant of stock-based awards and one-time costs related to strategic business combinations.

We believe these Non-GAAP Financial Measures, when taken together with their corresponding comparable GAAP financial measures, are useful for analysts and investors. These Non-GAAP Financial Measures allow for a more meaningful comparison between our performance and that of our competitors by excluding items that are non-cash in nature or when the amount and timing of these items is unpredictable or one-time in nature, not driven by the performance of our core business operations and renders comparisons with prior periods and competitors less meaningful.

The Non-GAAP Financial Measures have significant limitations as analytical tools, should be considered as supplemental in nature, and are not meant as a substitute for any financial information prepared in accordance with GAAP. We believe the Non-GAAP Financial Measures provide useful information to investors and others in understanding and evaluating our results of operations, are frequently used by these parties in evaluating companies in our industry, and provide useful measures for period-to-period comparisons of our business performance. Moreover, we present the Non-GAAP Financial Measures in this press release because they are key measurements used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting.

The Non-GAAP Financial Measures have significant limitations as analytical tools, including that:
•these measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect the interest expense, or the cash required to service interest or principal payments, on our debt;
•some of these measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA and Non-GAAP general and administrative expense do not include one-time costs related to strategic business combinations;
•the measures do not reflect our tax expense or the cash required to pay our taxes; and
•with respect to Adjusted EBITDA, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measure does not reflect any cash requirements for such replacements.

The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as net income (loss), operating expenses or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items and may be different from similarly titled metrics or measures presented by other companies.

Our third quarter 2022 and full year 2022 guidance also includes Adjusted EBITDA. A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for depreciation and amortization of intangible assets, equity-based compensation expense, business combination costs, restructuring charges and other adjustments reflected in our reconciliation of historical Adjusted EBITDA, the amounts of which could be material.

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$310,348	$237,609	$557,608	$367,027
Operating costs and expenses:
Cost of revenue, exclusive of depreciation and amortization shown separately below(1)	152,094	118,368	273,853	193,994
Operations and support(1)	60,171	47,065	119,472	77,401
Technology and development(1)	16,506	11,107	34,071	18,603
Sales and marketing(1)	62,232	39,174	121,889	64,714
General and administrative(1)	29,242	18,923	52,443	40,346
Depreciation	6,381	4,242	11,300	8,307
Amortization of intangible assets	14,018	12,074	30,281	16,799
Total operating costs and expenses	340,644	250,953	643,309	420,164
Loss from operations	(30,296)	(13,344)	(85,701)	(53,137)
Interest income	403	13	441	26
Interest expense	(741)	(3,075)	(1,351)	(5,906)
Other income (expense), net	40,680	(3,628)	41,522	(10,349)
Income (loss) before income taxes	10,046	(20,034)	(45,089)	(69,366)
Income tax benefit (expense)	(100)	113	(903)	152
Net income (loss)	$9,946	$(19,921)	$(45,992)	$(69,214)
Loss attributable to remeasurement of redeemable convertible preferred units	—	—	—	(426,101)
Net income (loss) including remeasurement of redeemable convertible preferred units	9,946	(19,921)	(45,992)	(495,315)
Less: Net loss including remeasurement of redeemable convertible preferred units prior to Reverse Recapitalization	—	(19,921)	—	(495,315)
Less: Net income (loss) attributable to redeemable noncontrolling interests	4,904	—	(22,953)	—
Net income (loss) attributable to Class A Common Stockholders	$5,042	$—	$(23,039)	$—
Net income (loss) per share of Class A Common Stock(2):
Basic	$0.02	N/A	$(0.11)	N/A
Diluted	$0.02	N/A	$(0.11)	N/A
Weighted-average shares of Class A Common Stock used to compute net income (loss) per share(2):
Basic	217,730	N/A	216,340	N/A
Diluted	224,736	N/A	216,340	N/A

(1) Includes equity-based compensation expense as follows:
Cost of revenue	$319	$—	$617	$—
Operations and support	1,322	31	3,776	62
Technology and development	1,404	155	4,165	322
Sales and marketing	1,028	415	3,801	654
General and administrative	3,281	1,557	6,625	1,963
Total equity-based compensation expense	$7,354	$2,158	$18,984	$3,001

(2) Basic and diluted net loss per share of Class A Common Stock is applicable only for periods subsequent to December 6, 2021, which was the closing date of our business combination with TPG Pace Solutions Corp.

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	As of June 30,	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$319,252	$353,842
Restricted cash	440,133	165,294
Accounts receivable, net	65,536	48,989
Prepaid expenses and other current assets	26,233	19,325
Total current assets	851,154	587,450
Property and equipment, net	68,111	67,186
Intangible assets, net	234,277	216,499
Goodwill	830,301	754,506
Other long-term assets	52,045	11,269
Total assets	$2,035,888	$1,636,910
Liabilities, Temporary Equity, and Equity (Deficit)
Current liabilities:
Accounts payable	$57,123	$34,786
Funds payable to owners	481,575	214,301
Hospitality and sales taxes payable	99,853	46,958
Deferred revenue	219,487	107,252
Future stay credits	7,541	30,995
Accrued expenses and other current liabilities	103,105	71,833
Total current liabilities	968,684	506,125
Long-term debt, net of current portion	125	512
Other long-term liabilities	76,602	112,123
Total liabilities	1,045,411	618,760
Redeemable noncontrolling interests	590,163	1,770,096
Equity (Deficit):
Class A Common Stock(1)	22	21
Class B Common Stock	20	21
Additional paid-in capital	1,188,035	—
Accumulated deficit	(787,326)	(751,929)
Accumulated other comprehensive loss	(437)	(59)
Total equity (deficit)	400,314	(751,946)
Total liabilities, temporary equity, and equity (deficit)	$2,035,888	$1,636,910
(1) As of June 30, 2022, we had approximately 224.8 million shares of Class A Common Stock outstanding, which excludes up to approximately 234.2 million shares of Class A Common Stock issuable as of such date upon the redemption, exercise or exchange of certain securities as follows:
•approximately 204.9 million shares of Class A Common Stock issuable upon the redemption of common units of Vacasa Holdings LLC (and the cancellation of an equal number of shares of Class B Common Stock in connection therewith);
•approximately 6.2 million shares of Class A Common Stock issuable upon the vesting of restricted stock units and performance stock units;
•approximately 9.7 million shares of Class A Common Stock issuable upon the exercise of stock appreciation rights and options;
•approximately 1.8 million shares issuable under our employee stock purchase plan;
•approximately 3.4 million additional shares of Class A Common Stock issuable upon the redemption of common units of Vacasa Holdings LLC following the satisfaction of certain time-based vesting requirements; and
•up to approximately 8.2 million shares of Class A Common Stock issuable upon the conversion of shares of our Class G Common Stock.

Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2022	2021
Cash from operating activities:
Net loss	$(45,992)	$(69,214)
Adjustments to reconcile net loss to net cash provided by operating activities:
Credit loss expense	3,134	1,350
Depreciation	11,300	8,307
Amortization of intangible assets	30,281	16,799
Future stay credit breakage	(14,975)	—
Reduction in the carrying amount of right-of-use assets	6,146	—
Deferred income taxes	433	(159)
Other gains and losses	1,984	901
Fair value adjustment on derivative liabilities	(45,474)	10,263
Non-cash interest expense	108	4,014
Equity-based compensation expense	18,984	3,001
Change in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable, net	36,242	(4,871)
Prepaid expenses and other assets	(16,539)	(12,872)
Accounts payable	13,034	18,079
Funds payable to owners	228,092	191,355
Hospitality and sales taxes payable	44,310	38,129
Deferred revenue and future stay credits	74,605	85,903
Operating lease obligations	(4,461)	—
Accrued expenses and other liabilities	10,008	13,393
Net cash provided by operating activities	351,220	304,378
Cash from investing activities:
Purchases of property and equipment	(6,717)	(2,152)
Cash paid for internally developed software	(4,860)	(2,654)
Cash paid for business combinations, net of cash and restricted cash acquired	(80,441)	(6,870)
Net cash used in investing activities	(92,018)	(11,676)
Cash from financing activities:
Payments of Reverse Recapitalization costs	(459)	—
Cash paid for business combinations	(18,185)	(6,947)
Payments of long-term debt	(250)	(125)
Proceeds from exercise of stock options	62	—
Other financing activities	39	(104)
Net cash used in financing activities	(18,793)	(7,176)
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	(160)	62
Net increase in cash, cash equivalents and restricted cash	240,249	285,588
Cash, cash equivalents and restricted cash, beginning of period	519,136	291,012
Cash, cash equivalents and restricted cash, end of period	$759,385	$576,600

Key Business Metrics
(in thousands, except GBV per Night Sold, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Gross booking value ("GBV")(1)	$676,432	$514,201	$1,170,874	$760,078
Nights Sold(2)	1,644	1,407	2,993	2,231
GBV per Night Sold(3)	$411	$365	$391	$341

(1) Gross Booking Value represents the dollar value of bookings from our distribution partners as well as those booked directly on our platform related to Nights Sold during the period and cancellation fees for bookings cancelled during the period (which may relate to bookings made during prior periods). GBV is inclusive of amounts charged to guests for rent, fees, and the estimated taxes paid by guests when we are responsible for collecting tax.
(2) Nights Sold is defined as the total number of nights stayed by guests on our platform in a given period.
(3) GBV per Night Sold represents the dollar value of each night stayed by guests on our platform in a given period. GBV per Night Sold reflects the pricing of rents, fees, and estimated taxes paid by guests.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA Reconciliation
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$9,946	$(19,921)	$(45,992)	$(69,214)
Add back:
Depreciation and amortization of intangible assets	20,399	16,316	41,581	25,106
Interest income	(403)	(13)	(441)	(26)
Interest expense	741	3,075	1,351	5,906
Other income (expense), net	(40,680)	3,628	(41,522)	10,349
Income tax benefit (expense)	100	(113)	903	(152)
Equity-based compensation	7,354	2,158	18,984	3,001
Business combination costs(1)	59	1,323	480	7,514
Restructuring costs(2)	—	—	—	249
Adjusted EBITDA	$(2,484)	$6,453	$(24,656)	$(17,267)

(1) Represents third party costs associated with the strategic acquisition of TurnKey and third party costs associated with our merger with TPG Pace Solutions Corp.
(2) Represents costs associated with a costs associated with the wind-down of a significant portion of our international operations.

Reconciliations of Other Non-GAAP Financial Measures
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenue	$152,094	$118,368	$273,853	$193,994
Less: equity-based compensation	319	—	617	—
Non-GAAP cost of revenue	$151,775	$118,368	$273,236	$193,994

Operations and support	$60,171	$47,065	$119,472	$77,401
Less: equity-based compensation	1,322	31	3,776	62
Non-GAAP operations and support	$58,849	$47,034	$115,696	$77,339

Technology and development	$16,506	$11,107	$34,071	$18,603
Less: equity-based compensation	1,404	155	4,165	322
Non-GAAP technology and development	$15,102	$10,952	$29,906	$18,281

Sales and marketing	$62,232	$39,174	$121,889	$64,714
Less: equity-based compensation	1,028	415	3,801	654
Non-GAAP sales and marketing	$61,204	$38,759	$118,088	$64,060

General and administrative	$29,242	$18,923	$52,443	$40,346
Less: equity-based compensation	3,281	1,557	6,625	1,963
Less: business combination costs(1)	59	1,323	480	7,514
Non-GAAP general and administrative	$25,902	$16,043	$45,338	$30,869

(1) Represents third party costs associated with the strategic acquisition of TurnKey and third party costs associated with our merger with TPG Pace Solutions Corp.

Contact:
Ryan Domyancic
ir@vacasa.com